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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2010

To the Shareholders of Allied Motion Technologies Inc.:

        You are hereby notified that the 2010 Annual Meeting of Shareholders of Allied Motion Technologies Inc. (the "Company") will be held on Thursday, May 13, 2010 at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, CO 80112. At this meeting, the shareholders will be asked to act on the following matters:

  1.
  To elect seven directors of the Company;

  2.
  To consider an amendment to the Company's Articles of Incorporation for the purpose of changing the voting requirements for the election of directors;

  3.
  To consider an amendment to the Company's 2007 Stock Incentive Plan to increase the number of Common Stock authorized for issuance under the plan by 600,000 shares and to increase the number of shares that may be granted to any one participant during a calendar year;

  4.
  To consider the appointment of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as the Company's independent registered public accounting firm for the 2010 fiscal year; and

  5.
  To transact such other business as may properly come before the 2010 Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 17, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting and any adjournment thereof.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the 2010 Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

        Recently, rule changes were enacted changing how shares held for you in an account with a broker or other nominee (shares held in "street name") are voted in director elections. If your shares are held in street name and YOU do not vote your shares on Proposal One (Election of Directors) and Proposal Two (Amendment to the Articles), your broker or other nominee can no longer vote them for you and your shares will remain unvoted. THEREFORE, IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES FOR ALL PROPOSALS.

By Order of the Board of Directors

Susan M. Chiarmonte Secretary

DATED: March 19, 2010

Important Notice Regarding the Internet Availability of Proxy Materials: This Proxy Statement and the Company's Annual Report are available on the Internet at                     .

THIS IS AN IMPORTANT MEETING. ALL SHAREHOLDERS ARE URGED TO VOTE.

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Page
PROPOSAL TWO: TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTE STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS AND A PLURALITY VOTE STANDARD IN CONTESTED ELECTIONS OF DIRECTORS	18
PROPOSAL THREE: AMENDMENT TO THE COMPANY'S 2007 STOCK INCENTIVE PLAN	19
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
OTHER MATTERS	26
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING	26
Proposals for the Company's Proxy Material	26
Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company's Proxy Material	26

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE 2010 ANNUAL MEETING

Why did I receive this proxy?

        The Board of Directors of Allied Motion Technologies Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held Thursday, May 13, 2010, at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, CO 80112. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

        All shareholders of record as of the close of business on Wednesday, March 17, 2010 (the "Record Date") are entitled to vote at the Annual Meeting.

What is the quorum for the Annual Meeting?

        A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding on the Record Date. No business may be conducted at the Annual Meeting if a quorum is not present. Broker non-votes (shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote) and abstentions will be counted as shares present in determining whether a quorum is present. As of the Record Date,                                    shares of Common Stock were issued and outstanding.

How many votes do I have?

        Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

        Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Common Stock, how do I vote?

        If you are a shareholder of record, you may vote by mailing a completed proxy card. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope and your shares will be voted at the Annual Meeting in the manner you directed. You may also vote your shares in person at the Annual Meeting. If you are a shareholder of record, you may request a ballot at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are the beneficial owner of shares are held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the "record holder") that must be followed for the record holder to vote your shares per your instructions. You may complete and return the voting instruction form in the self-addressed postage paid envelope provided, or you may vote 24 hours a day via the internet or telephone by following the instructions on the enclosed vote instruction form.

        Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

        Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the appointment of EKS&H (Proposal Four). They will not have discretion to vote uninstructed shares on the election of directors (Proposal One), on the approval of the amendment to the Company's Articles of Incorporation (Proposal Two) and on the approval of the amendment of the 2007 Stock Incentive Plan (Proposal Three). Please ensure that you complete the voting instruction card sent by your bank or broker.

        If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What am I voting on?

        You will be voting on the following proposals:

  •
  Proposal One: The election of seven Directors of the Company

  •
  Proposal Two: An amendment to the Company's Articles of Incorporation for the purpose of changing the voting requirements for the election of directors

  •
  Proposal Three: An amendment to the Company's 2007 Stock Incentive Plan to increase the number of Common Stock authorized for issuance under the plan by 600,000 shares and to increase the number of shares that may be granted to any one participant during a calendar year

  •
  Proposal Four: The ratification of EKS&H as the Company's independent registered public accounting firm for the 2010 fiscal year

Will there be any other items of business on the agenda?

        We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Delwin D. Hock and Richard D. Smith with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

 How many votes are required to act on the proposals?

        The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.

        Pursuant to our Articles of Incorporation and Bylaws, directors will be elected by the affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

        Approval of the amendment to the Articles of Incorporation requires the affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting.

        Approval of the amendment to the 2007 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal.

        Ratification of the appointment of EKS&H as the Company's independent registered public accounting firm for the 2010 fiscal year requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted?

        Proposal One regarding the Election of Directors and Proposal Two regarding the Amendment to the Articles of Incorporation require the approving vote to be measured against all shares of Common Stock entitled to vote. An abstention or withholding authority from the vote on Proposal One or Proposal Two is the equivalent of a vote against the election of the nominated director and against the Amendment to the Articles of Incorporation.

        For purposes of Proposals Three and Four, abstentions and broker non-votes will not be counted as affirmative or negative in determining the number of shares voted.

What happens if I return my proxy card without voting on all proposals?

        When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, the proxy will be voted in favor of (FOR) that Proposal.

Can I change my vote after I return my proxy card?

        You can revoke your proxy and change your vote at any time prior to the voting thereof at the Annual Meeting. You can do this by:

  •
  filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or

  •
  attending the Annual Meeting, withdrawing the proxy and voting in person.

        If your shares are held by a nominee and you seek to vote shares in person at the Annual Meeting, you must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Your attendance at the Annual Meeting will not in itself revoke your proxy.

Will anyone contact me regarding this vote?

        Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, we have retained the services of D.F.

King & Co., Inc. to aid in the solicitation of proxies in person, by mail or telephone. The costs are not expected to exceed $            plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.

Who has paid for this proxy solicitation?

        We have paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

May shareholders ask questions at the Annual Meeting?

        Yes. There will be time allotted at the end of the meeting when Company representatives will answer questions from the floor.

How can I obtain a copy of this year's Annual Report on Form 10-K?

        A copy of the Company's 2009 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2009, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") may be obtained free of charge by writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary or by accessing the "SEC Filings" section of the Company's website at www.alliedmotion.com. In addition, the Proxy Statement and Annual Report are available on the internet at                                    .

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return ALL proxy cards to ensure that all your shares are voted.

When was this proxy statement mailed?

        This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about March 22, 2010.

Can I find additional information on the Company's website?

        Yes. Our website is located at www.alliedmotion.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of ethics, corporate governance principles, charters of board committees and reports that we file with the SEC. A copy of our code of ethics, corporate governance principles and each of the charters of our board committees may be obtained free of charge by writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Articles of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.

        Our Board of Directors currently consists of Delwin D. Hock, Graydon D. Hubbard, George J. Pilmanis, Michel M. Robert, S.R. (Rollie) Heath, Jr., Richard D. Smith and Richard S. Warzala. Based on the recommendation of our Governance and Nominating Committee, all incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the seven nominees named below. All nominees have agreed to serve if elected.

        If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

 Nominees for Election as Directors

        The biographies of each of the director nominees below contains information regarding that person's principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Governance and Nominating Committee to conclude that the person should serve as a member of our Board of Directors.

        S.R. (Rollie) Heath, Jr., age 72—Mr. Heath has served as a director of the Company since August 2007. He is a recognized civic and business leader in Colorado, currently serving as State Senator from District 18. He is also founding partner of NorthStone Group, a company that advises and educates boards of directors and executive teams on leadership development and decision making. Mr. Heath has extensive knowledge of, and experience with, the manufacturing industry. Mr. Heath spent 17 years in senior management with Johns Manville Corporation and later became the chairman, CEO and a co-founder of Ponderosa Industries, a precision metal parts manufacturing company.

        Delwin D. Hock, age 75—Mr. Hock has served as a director of the Company since February 1997 and was Chairman of the Board of Directors from May 2005 to May 2009. In May 2009, Mr. Hock was appointed Lead Director of the Independent Directors. Mr. Hock has many years of executive management experience. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors of that company in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company.

        Graydon D. Hubbard, age 76—Mr. Hubbard has served as a director of the Company since 1991. Mr. Hubbard has significant management experience and expertise with regard to accounting and financial matters and satisfies the SEC requirements of an audit committee financial expert. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's former independent public accountants, in its Denver office for more than five years prior to his retirement in

November 1989. Since September 2003, he has served as a director of Whiting Petroleum Corporation, chairman of its audit committee and is a member of its compensation committee. Whiting is an independent oil and gas company engaged in acquisition, exploitation, exploration and development.

        George J. Pilmanis, age 72—Mr. Pilmanis has served as a director of the Company since 1993. Mr. Pilmanis has an extensive background in international matters and business development. For more than five years prior to his retirement in April 2003 he was chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. In 2001 and 2002 he also served as Executive Director of the Foreign Investors Council in Latvia.

        Michel M. Robert, age 68—Mr. Robert has served as a director of the Company since July 2004. Mr. Robert has many years of experience in guiding various manufacturing and public companies in developing their driving force, identifying critical issues and deploying strategies to address the issues. He founded Decision Processes International, Inc. (DPI) in 1980 to provide consulting services in the field of strategy development and deployment. He is currently Chief Executive Officer and President of DPI. Mr. Robert has been published in a wide array of business magazines and journals and has authored several books.

        Richard D. Smith, age 62—Mr. Smith has served as a director of the Company since August 1996 and as Executive Chairman of the Board of Directors since May 2009. Mr. Smith has broad executive management experience with the Company and extensive knowledge and experience in accounting and financial matters. He served as Chief Executive Officer from August 1998 until May 2009. He served as President from August 1998 until May 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983. Pursuant to Mr. Smith's employment agreement, as long as he is the Chief Financial Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

        Richard S. Warzala, age 56—Mr. Warzala has served as director of the Company since August 2006. Mr. Warzala has strong management and technical background in the motion control industry. In May 2009, He was appointed President and Chief Executive Officer. Prior to May 2009 Mr. Warzala was President and Chief Operating Officer of the Company since May 2002 and has been employed by the Company since October 2001. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries Inc., and continued as President until 1999, when it was acquired by Danaher Corporation where he served as President of the Motion Components Group until 2001. From 1976 to 1993, he held various management positions at American Precision Industries, Inc. Pursuant to Mr. Warzala's employment agreement, as long as he is the President and Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

Nominating Procedures

        The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Governance and Nominating Committee decides not to nominate a member for re-election, the Governance and Nominating Committee first considers the appropriateness of the size of the board. If the Governance and Nominating Committee determines the board seat should be retained and a vacancy exists, the Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Skills and characteristics that are considered include judgment, accountability, integrity, experience, technical skills, diversity, financial literacy, mature confidence, high performance standards, time, other board appointments, industry knowledge, and degree of independence from management.

        In identifying suitable candidates for nomination as a director, the Governance and Nominating Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Governance and Nominating Committee takes into consideration such factors as it deems appropriate, including those included in the Corporate Governance Principles, which are available at www.alliedmotion.com.

        We do not have a formal policy or guidelines regarding diversity of membership of our Board of Directors. While our Corporate Governance Principles recognize the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion, our Board has not attempted to define "diversity," or otherwise require that the composition of our Board include individuals from any particular background or who possess specific attributes. The Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or guidelines regarding board diversity or define diversity as it relates to the composition of our Board of Directors.

        The Board of Directors will consider nominees recommended by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company's Secretary at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, within the time periods set forth under "Shareholder Proposals for the 2011 Annual Meeting."

Board Leadership Structure

        The Board has established the position of Lead Director to assist in overseeing the affairs of the Board. The Lead Director is an independent director, currently Mr. Hock, appointed by the Board. The Lead Director's primary responsibilities include providing input to the Executive Chairman regarding agendas for Board and Committee meetings and presiding at all executive sessions of the independent directors. The Board will periodically review its leadership structure and determine if other structures might be appropriate.

        The Board has appointed Mr. Smith as Executive Chairman of the Board. Mr. Smith is also Chief Financial Officer of the Company and thus is not an independent director. The Board believes that having an officer as executive chairman allows him to leverage the substantial amount of information gained from both these roles to lead the Company most effectively. The Board believes that the appointment of an independent Lead Director provides the independent oversight with significant input into corporate governance while maintaining the Company's historical practice of having an Executive Officer also serve as Chairman.

Independent Directors

        Under the corporate governance standards of the Nasdaq Global Market, at least a majority of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must meet the test of "independence" as defined by Nasdaq. The Nasdaq standards provide that to qualify as an "independent" director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company. The Board of Directors has determined that each current director, other than Mr. Warzala, the Company's President and Chief Executive Officer and Mr. Smith, the Company's Chief Financial Officer, satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person's ability to exercise independent judgment as a member of our Board.

 Risk Oversight

        The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board's committees and management's reporting processes. We do not have a formal risk committee; however, our Audit Committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. Our Compensation Committee identifies and oversees risks associated with our executive compensation policies and practices, and our Governance and Nominating Committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors has a standing Audit Committee, Compensation Committee and Governance and Nominating Committee. Each member of each of these committees is "independent" as that term is defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.alliedmotion.com.

Audit Committee

        The Audit Committee of our Board of Directors consists of Messrs. Hubbard (Chairman), Hock and Pilmanis. The Audit Committee oversees the Company's financial reporting on behalf of the Board and is responsible for the appointment, replacement, compensation and oversight of the work of the Company's independent auditors. The Audit Committee also reviews the Company's annual and quarterly reports filed with the SEC. The Audit Committee held four meetings during 2009. Each member of the Audit Committee meets the current independence and experience requirements of Nasdaq and the SEC. Mr. Hubbard has been designated as the Company's "Audit Committee financial expert" in accordance with the SEC rules and regulations and qualifies as a financially sophisticated audit committee member under the Nasdaq listing standards. See "Report of the Audit Committee" below.

Compensation Committee

        The Compensation Committee of our Board of Directors currently consists of Messrs. Pilmanis (Chairman), Hock and Hubbard. The Compensation Committee has the principal responsibility to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The Compensation Committee also reviews, approves and recommends to the Board for their approval all awards granted under the Company's stock incentive plan and performs other functions regarding compensation as the Board may delegate. The Compensation Committee met five times during 2009. Additionally, all the independent directors met one time during 2009 to discuss executive compensation matters.

Governance and Nominating Committee

        The Governance and Nominating Committee of our Board of Directors currently consists of Messrs. Hock (Chairman), Heath and Hubbard. The Governance and Nominating Committee met four times during 2009. The Governance and Nominating Committee (i) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the "independence" of directors, and (ii) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board and each Committee of the Board.

 Board Attendance at Meetings

        The Board of Directors held four meetings, each including an executive session of the Independent Directors, and the Independent Directors held one additional meeting during 2009. Each director attended 100% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served. Our Corporate Governance Principles provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2009, the Annual Meeting of Shareholders was attended by all of the directors.

Shareholder Communication With the Board

        We provide an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Executive Chairman of the Board.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        Management is responsible for the Company's financial statements and reporting process. The Company's independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC (EKS&H) is responsible for performing an independent audit of the Company's annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)("PCAOB") and for issuing a report on those statements.

        As members of the Audit Committee, our work is guided by our Audit Committee Charter which is reviewed annually by the Board of Directors. We have completed all Charter tasks scheduled to be performed in 2009 prior to year-end and all Charter tasks scheduled to be performed in 2010 prior to the filing of this proxy statement. Our work included, among other procedures:

        (1)   We pre-approved audit and permitted non-audit services of the Company's independent auditors.

        (2)   We met with management and the independent auditors on a quarterly basis to discuss financial statements and related reports and to review significant accounting and reporting matters.

        (3)   We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards 61, "Communications with Audit Committees," as amended. We received the written disclosures from the independent auditors required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence."

        (4)   Prior to their publication, we reviewed and discussed with management and the independent auditors the Company's December 31, 2009, audited financial statements, the related audit report, and the applicable management's discussion and analysis.

        Based on the work referred to above, we recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Submitted by:
THE AUDIT COMMITTEE
Graydon D. Hubbard, Chairman Delwin D. Hock George J. Pilmanis

EXECUTIVE COMPENSATION

Executive Officers

        The following provides certain information regarding our executive officers. Each individual's name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer. There are no family relationships between any of our directors or executive officers.

        Richard S. Warzala, age 56—Mr. Warzala has served as director of the Company since August 2006. In May 2009, He was appointed President and Chief Executive Officer. Prior to May 2009 Mr. Warzala was President and Chief Operating Officer of the Company since May 2002 and has been employed by the Company since October 2001. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries Inc., and continued as President until 1999, when it was acquired by Danaher Corporation where he served as President of the Motion Components Group until 2001. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

        Richard D. Smith, age 62—Mr. Smith has served as a director of the Company since August 1996 and as Executive Chairman of the Board of Directors since May 2009. He served as Chief Executive Officer from August 13, 1998 until May 12, 2009. He served as President from August 13, 1998 until May 1, 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983.

        Kenneth R. Wyman, age 67—Mr. Wyman was named Vice President of Marketing of the Company in February 2003. He was designated as an executive officer in February 2005. From 2000 to 2002, he was Vice President of Marketing for the Motion Components Group of Danaher Corporation. In 1995, Mr. Wyman joined API Motion as Director of Marketing, and later was named Vice President of Marketing.

 Compensation of Executive Officers

        The following table presents information relating to total compensation of the Executive Officers of the Company (the "Named Officers") for the fiscal years ended December 31, 2009 and 2008.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Richard S. Warzala	2009	$282,962	$24,200	$—		$38,301	(2)	$345,463
President and Chief	2008	$272,500	$73,350	$243,747	(3)	$41,487		$631,084
Executive Officer
Richard D. Smith	2009	$276,231	$24,200	$—		$39,500	(4)	$339,931
Chief Financial Officer	2008	$282,500	$73,350	$251,862	(5)	$44,344		$652,056
Kenneth R. Wyman	2008	$127,404	$—	$—		$12,355	(6)	$139,759
Vice President of Marketing	2008	$139,583	$4,890	$56,635	(7)	$13,018		$214,126

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the average closing bid and ask price of the Company's common stock as reported on the Nasdaq Global Market on the date of grant.

(2)
All Other Compensation for Mr. Warzala for 2009 includes (a) fair value of personal use of Company provided automobile of $8,007, as determined with reference to IRS regulations, (b) the Company's contribution of $5,500 to tax-qualified defined contribution plans, (c) the Company paid life insurance premiums of $22,075, (d) physical examination expenses of $219 and (e) financial planning services of $2,500.

(3)
Non-Equity Incentive Plan Compensation for Mr. Warzala for 2008 includes (a) $221,130 pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors and (b) contribution under the Deferred Compensation Plan of $22,617 upon achievement of Company performance goals established by the Board of Directors.

(4)
All Other Compensation for Mr. Smith for 2009 includes (a) fair value of personal use of Company provided automobile of $12,960, as determined with reference to IRS regulations, (b) the Company's contribution of $5,500 to tax-qualified defined contribution plans, (c) physical examination expenses of $195 and (d) the Company paid life insurance premiums of $20,845.

(5)
Non-Equity Incentive Plan Compensation for Mr. Smith for 2008 includes (a) $229,245 pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors and (b) contribution under the Deferred Compensation Plan of $22,617 upon achievement of Company performance goals established by the Board of Directors.

(6)
All Other Compensation for Mr. Wyman for 2009 includes (a) auto allowance paid of $6,000, (b) fair value of personal use portion of reimbursed automobile operating expenses of $855, as determined with reference to IRS regulations, and (c) the Company's contribution of $5,500 to tax-qualified defined contribution plans.

(7)
Non-Equity Incentive Plan Compensation for Mr. Wyman for 2008 represents amount paid pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors.

Employment Agreements With Certain Named Executive Officers

        The Company has employment agreements with Richard S. Warzala, President and Chief Executive Officer, and Richard D. Smith, Chief Financial Officer. The Agreements have an initial term of five years, through 2014, and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The Agreements contain the provisions outlined below.

        Base Salary.    The Agreements provide an annual base salary of not less than $275,000 for Mr. Warzala and $285,000 for Mr. Smith, and may be reviewed annually for increase on a merit basis. Mr. Warzala's salary was increased to $295,000 effective May 12, 2009 and to $325,000 effective March 1, 2010.

        Annual Incentive Bonus.    Annual incentive bonuses are paid based on achieving performance criteria recommended annually by the Compensation Committee and approved by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. The amount of incentive that an executive officer may receive is based upon the following two components: an individual target bonus (which is a percentage of the individual's salary), and the Company's performance based on Economic Value Added (EVA). EVA is defined as net operating profit after taxes less a cost of capital charge. For 2009, the individual target bonus was set at 60% for both Messrs. Smith and Warzala. The Company's EVA performance goals are set annually. If the target EVA is achieved, then the target bonus is paid. If the actual EVA achieved falls between the threshold and the target EVA, the bonus awarded is equal to the target bonus multiplied times the prorata percent of the EVA target achieved (0% to 100% of the target bonus amount). If the actual EVA achieved is greater than the target EVA, then the bonus awarded will be greater than 100% of the target bonus amount with the bonus being a certain prorata percent of the incremental EVA achieved above the target EVA. There is no cap on the amount of EVA. For 2009, the Company did not meet performance thresholds specified at the beginning of 2009 for EVA and therefore no bonuses for executive officers were approved.

        Long-Term Incentive Compensation.    The Company utilizes stock based awards for long-term incentives. In making its determination regarding the grant of stock based awards, the Board considers, among other things, the Employee's responsibilities and efforts and performance in relation to the business plan and forecast, the relationship between the benefits of Restricted Stock or Stock Options and improving shareholder value, the development and performance of the Company's products in the marketplace and an increase in the trading price per share of the Company's Common Stock. The Board also considers customary business practices and Long-Term Incentive Plan benefits granted in comparison to such benefits provided to other executives in similar positions.

        The Board approved a grant of 100,000 shares for Mr. Warzala effective January 4, 2010, with 33,334 shares vesting March 31, 2011 and 33,333 shares vesting on each of March 31, 2012 and 2013. The Board also approved awards of 35,100 shares for Mr. Warzala and 17,550 shares for Mr. Smith effective March                         , 2010. Of these shares, 40% (14,040 for Mr. Warzala and 7,020 for Mr. Smith) will vest 1/3 on each of March 31, 2011, 2012, and 2013. The other 60% (21,060 for Mr. Warzala and 10,530 for Mr. Smith) will vest if established performance goals based on compounded annual growth rate of operating profit are achieved. If the target growth rate is achieved for the three years ending December 31, 2013, 100% of the shares will vest. If either the target is achieved each year or the cumulative target is achieved during any of the three years ending December 31, 2013, one-third of the shares will vest. If the actual growth rate achieved falls between the threshold and the target growth rate, the number of shares that will vest will be equal to the target growth rate multiplied times the prorata percent of the target growth rate achieved (0% to 100% of the awarded shares will vest).

        Other Provisions.    Messrs. Smith and Warzala participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each executive officer with an automobile, personal financial planning, an annual physical examination and with life insurance for which the executive may designate the beneficiaries.

        In the event of termination prior to a change in control, the Agreements provide for continuation of salary, insurance benefits and other bonus prorations or settlements as outlined below.

        Retirement.    Payments upon retirement would be made pursuant to a retirement arrangement established with the Named Officer's consent, which may provide for the settlement of the Annual Incentive Bonus for the current year.

        Termination for Cause.    Termination for cause payments include salary continuation through the date of termination and benefit continuation until the end of the termination month.

        Death.    Upon death, salary continues to the end of the month containing the date of death and for three months following. Any proration of the Annual Incentive Bonus is at the Board of Directors' discretion.

        Disability.    In the case of disability, salary is continued until the end of the term of the employment agreement, as adjusted for any compensation payable under any Company paid disability plan, or until long term disability insurance becomes effective. Benefits are continued as generally provided by the Company to its employees in accordance with the Company's disability plan. Any proration of the Annual Incentive Bonus is at the Board of Directors' discretion.

        Involuntary Termination for other than Cause, Retirement, Death or Disability.    Involuntary termination payments include salary continuation through the end of the termination month and for twelve months following termination. For one year following the termination, medical, dental, long-term disability and life insurance benefits equal to the coverage provided to the employee at the time of termination are provided. An amount equal to 90% of the base salary at time of termination is to be paid in lieu of the annual bonus and an equity award equal to the equity award provided for the fiscal year in which employment is terminated is granted.

Change in Control Agreements

        The Company has entered into separate agreements with Messrs. Smith, Warzala and Wyman, for termination resulting within 90 days prior to or 24 months following a change in control of the Company. The agreements are extended automatically on January 1 of each year to a total term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding such January (meaning that notice must be given at least 15 months prior to termination). Under the terms of the agreements, upon termination by the Company (other than for cause as defined in the agreement) or by the executive for good reason (as defined in the agreement), they are entitled to receive a severance payment equal to 2.5 times (one times for Mr. Wyman) the sum of current annual base salary plus the highest amount paid or payable under the Annual Incentive Bonus Plan for any of the three preceding fiscal years, an allocation for incentive compensation for the current year up to the date of termination and a monthly payment for a two year period equal to 25% of the base salary for the individual to acquire insurance benefits. Any payments due under the Long-Term Incentive Payment Plan shall be paid in accordance with the plan provisions. The Company has similar agreements (providing one times severance payments) with certain other key executives. The change in control agreements are applicable to a change in control of the Company or of the subsidiary or division for which the executive is employed and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. The Board of Directors has considered termination of these agreements and determined that the reasons for executing the agreements are valid and concluded that notices of non-renewal would not be in the best interests of the shareholders.

Outstanding Equity Awards at 2009 Fiscal Year End

        The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2009.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Richard S. Warzala	40,000	$1.7700	2/13/2010	35,000	(3)	$87,500
	60,000	$4.2700	4/21/2011
Richard D. Smith	69,300	$4.8300	10/26/2010	35,000	(3)	$87,500
	58,750	$3.2000	8/16/2011
	60,000	$4.2700	4/21/2011
Kenneth R. Wyman	10,000	$4.7500	2/19/2011	999	(4)	$2,498
	10,000	$5.4600	10/28/2011

(1)
As of December 31, 2009, all options are exercisable.

(2)
Value is based on the closing price of the Company's common stock of $2.50 on December 31, 2009, as reported on the Nasdaq Global Market.

(3)
Assuming continued employment with the Company, 16,667 shares vest on March 31 of 2010, 11,667 shares vest on March 31, 2011, and 6,666 shares vest on March 31, 2012.

(4)
Assuming continued employment with the Company, 666 shares vest on March 31, 2010, and 333 shares vest on March 31, 2012.

Option Exercises and Stock Vested in 2009

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting by the Named Executive Officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard S. Warzala	—	—	14,000	$21,840
Richard D. Smith	—	—	14,000	$21,840
Kenneth R. Wyman	30,000	$21,600	1,000	$1,560

(1)
Value realized equals the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
Value realized equals the market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

Director Compensation for 2009

        The Board of Directors holds four regular full day meetings each year. Non-employee directors receive an annual retainer of $19,000, paid quarterly, plus $900 per full day meeting of the board attended and $600 per telephone meeting attended. The Audit Committee chairman receives an annual retainer of $6,800, the Compensation Committee and Governance and Nominating Committee chairmen each receive an annual retainer of $4,000 and each committee member receives a $1,700 annual retainer, each of which are paid quarterly.

        The following table shows the compensation paid by the Company to non-employee Directors for 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Delwin D. Hock	$30,100	$3,630	$33,730
Graydon D. Hubbard	$32,600	$3,630	$36,230
George J. Pilmanis	$28,500	$2,420	$30,920
Michel M. Robert	$21,800	$2,420	$24,220
S. R. (Rollie) Heath, Jr.	$23,400	$2,420	$25,820

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the average closing bid and ask price of the Company's common stock as reported on the Nasdaq Global Market on the date of grant.

        The aggregate number of stock options, all of which are exercisable, and unvested stock awards outstanding for each non-employee director as of December 31, 2009 are shown below:

	Number of Shares
Name	Unvested Stock Awards	Stock Options
Delwin D. Hock	4,500	30,000
Graydon D. Hubbard	5,166	25,000
George J. Pilmanis	3,500	35,000
Michel M. Robert	3,500	40,000
S. R. (Rollie) Heath, Jr.	4,000	—

        The Board approved grants of restricted shares to each of the non-employee directors effective March                         , 2010, with one-third vesting each year on March 31, 2011, 2012 and 2013 as follows: Mr. Hock, 3,230 shares; Messrs. Hubbard and Pilmanis 3,285 shares each; Messrs. Heath and Robert 2,230 shares each.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

        To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of the Record Date, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
Richard D. Smith	1,022,504	(2)	12.9%
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Richard S. Warzala	793,140	(3)	10.2%
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Eugene E. Prince.	749,366	(4)	9.7%
7560 Panorama Drive
Boulder, Colorado 80303
Peter H. Kamin	567,700	(5)	7.3%
c/o The Nelson Law Firm, LLC
75 South Broadway, 4th Floor
White Plains, New York 10601

(1)
The percentages are based upon 7,739,782 shares of Common Stock outstanding as of the Record Date, except for certain beneficial owners who hold stock options. The percentage for each beneficial owner holding presently exercisable stock options is based upon the sum of 7,739,782 shares plus the number of shares subject to presently exercisable stock options held only by such beneficial owner, as indicated in the following notes.

(2)
Includes 188,050 shares of Common Stock which Mr. Smith has the right to acquire upon the exercise of outstanding options, 52,550 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested and 373,205 shares of Common Stock held by the Company's Employee Stock Ownership Plan ("ESOP") as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 9,586 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 360,488 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 900 shares held by Mr. Smith's wife's IRA.

(3)
Includes 60,000 shares of Common Stock which Mr. Warzala has the right to acquire upon the exercise of outstanding options and 170,100 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 8,736 shares of Common Stock credited to the ESOP account of Mr. Warzala and 38,154 shares of Common Stock held by Mr. Warzala's children.

(4)
Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

(5)
Based on Schedule 13G filed by Mr. Kamin with the Securities and Exchange Commission on or about February 2, 2005. Includes 131,400 shares of Common Stock held by Peter H. Kamin Childrens Trust, 157,732 shares held by Peter H. Kamin Profit

  Sharing Plan, 7,800 shares held by Peter H. Kamin Family Foundation and 59,300 shares held by 3K Limited Partnership, all as to which Mr. Kamin has sole voting and investment power.

Security Ownership of Management and Directors

        The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of the Record Date:

Directors, Nominees and Executive Officers	Amount of Common Stock Beneficially Owned		Percentage of Common Stock(1)
Delwin D. Hock	69,493	(2)	*
Graydon D. Hubbard	74,035	(3)	*
George J. Pilmanis	59,009	(4)	*
Michel M. Robert	259,480	(5)	3.3%
S. R. (Rollie) Heath, Jr.	13,730	(6)	*
Richard D. Smith	1,022,504	(7)	12.9%
Richard S. Warzala	793,140	(8)	10.2%
Kenneth R. Wyman	30,155	(9)	*
All directors, nominees and executive officers as a group	2,321,546	(10)	28.5%

*
Less than 1.0%.

(1)
The percentages are based upon 7,739,782 shares of Common Stock outstanding as of the Record Date, except for certain beneficial owners who hold stock options. The percentage for each beneficial owner holding presently exercisable stock options is based upon the sum of 7,739,782 shares plus the number of shares subject to presently exercisable stock options held only by such beneficial owner, as indicated in the following notes.

(2)
Includes 30,000 shares of Common Stock which Mr. Hock has the right to acquire upon the exercise of outstanding options and 7,730 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(3)
Includes 25,000 shares of Common Stock which Mr. Hubbard has the right to acquire upon the exercise of outstanding options and 8,451 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(4)
Includes 35,000 shares of Common Stock which Mr. Pilmanis has the right to acquire upon the exercise of outstanding options and 6,730 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(5)
Includes 40,000 shares of Common Stock which Mr. Robert has the right to acquire upon the exercise of outstanding options and 5,730 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 160,000 shares held by Mr. Robert's IRA. Includes 50,000 shares held by Mr. Robert's Childrens' trusts, of which Mr. Robert's wife is a co-trustee.

(6)
Includes 6,230 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

(7)
See note (2) under "Security Ownership of Certain Beneficial Owners."

(8)
See note (3) under "Security Ownership of Certain Beneficial Owners."

(9)
Includes 20,000 shares of Common Stock which Mr. Wyman has the right to acquire upon the exercise of outstanding options and 2,999 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 3,630 shares of Common Stock credited to the ESOP account of Mr. Wyman.

(10)
Includes (i) 393,050 shares of Common Stock which directors and executive officers have the right to acquire upon the exercise of outstanding options; (ii) 257,521 shares of Common Stock granted to directors and executive officers as incentive restricted shares under the Company's stock incentive plans that have not yet vested; and (iii) 373,205 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 9,586 shares of Common Stock held by the ESOP for the account of Mr. Smith, 8,736 shares of Common Stock held by the ESOP for the account of Mr. Warzala and 3,630 shares of Common Stock held by the ESOP for the account of Mr. Wyman.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2009, except that two individuals filed one Form 4 each to report Common Stock transactions late.

PROPOSAL TWO: TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTE STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS AND A PLURALITY VOTE STANDARD IN CONTESTED ELECTIONS OF DIRECTORS

        Upon recommendation of the Governance and Nominating Committee, the Board of Directors has approved, subject to the approval of the Company's shareholders, an amendment to the Company's Amended and Restated Articles of Incorporation (the "Company Articles"), to adopt a majority vote standard for uncontested elections of directors and a plurality vote standard for contested elections of directors.

        The Company Articles currently provide that Directors shall be elected upon receiving the affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote thereon. The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Company Articles in order to eliminate the two-thirds voting standard in an election of directors and to require that a nominee for director in an uncontested election receive a majority of the votes cast with respect to such director's election in order to be elected to the Board of Directors (a "majority vote standard").

        Under a majority vote standard, each vote is specifically counted "for" or "against" the director's election. An affirmative majority of the total number of votes cast "for" or "against" a director nominee will be required for election. Shareholders will continue to be entitled to abstain with respect to the election of a director. Abstentions and broker non-votes will not be considered votes cast at the shareholder meeting and will be excluded in determining the number of votes cast "for" or "against" a director nominee.

        Recent New York Stock Exchange rules changes prohibit brokers from voting for the election of directors unless they receive specific directions from the beneficial owners of shares held in "street name". Historically, in uncontested elections, many shareholders have not bothered to vote or to instruct their brokers how to vote. This proposed amendment to the Company Articles will allow uncontested elections for Directors to be decided by the majority of shares actually voted, provided a quorum is present at the shareholders meeting, rather than the affirmative vote of two-thirds of the shares entitled to vote thereon. Our Governance and Nominating Committee (composed entirely of Independent Directors) and our entire Board both unanimously determined that this proposed amendment likely will save us additional expenses of soliciting shareholders or of adjourning annual meetings in order to obtain required votes to elect Directors.

        The majority vote standard does not apply, however, if the Board of Directors determines that the number of candidates for election exceeds the number of directors to be elected by the shareholders at that election. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting, up to the number of directors to be elected by those shares, would be elected as directors (a "plurality vote standard").

        Given the potential uncertainty of electing directors by a majority of votes cast in a contested election, the Board believes that a plurality vote standard in a contested election provides an effective and flexible method of providing shareholders with a meaningful role and reduces the complication in the election of directors since it eliminates the possibility of holdover directors. Under Colorado law, an incumbent director who is not re-elected may remain in office until his or her successor is elected and qualified and continue as a "holdover" director until his or her position is filled by a subsequent shareholder vote or his or her earlier resignation or removal by a shareholder vote.

        The text of the proposed amendment to the Company Articles is attached to this proxy statement as Appendix A. Effective upon shareholder approval of this proposal, the Board of Directors has adopted an amendment to the Company's Bylaws to revise Section 2.16 to be consistent with the Company Articles.

        The affirmative vote of two-thirds of the shares entitled to vote at the Meeting is required to approve this Proposal Two. Abstentions and broker non-votes will have the same effect as votes against this Proposal Two. Unless otherwise instructed, proxies will be voted "FOR" the approval of this Proposal Two.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL TWO TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTE STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS AND A PLURALITY VOTE STANDARD IN CONTESTED ELECTIONS OF DIRECTORS.

 PROPOSAL THREE: TO APPROVE AN AMENDMENT TO THE COMPANY'S
2007 STOCK INCENTIVE PLAN

        The Board of Directors has adopted resolutions approving an amendment to the Allied Motion Technologies Inc. 2007 Stock Incentive Plan (the "Plan") to increase the total number of shares authorized for issuance under the Plan and to increase the number of shares that may be granted as restricted stock in any year to an individual.

        The following summary describes the material terms of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, as amended. The amendment is attached to this proxy statement as Appendix B.

        The purposes of the Plan are to promote the long-term financial success of the Corporation and to increase shareholder value by providing incentives to individuals who are responsible for the conduct and management of the Corporation's business or who are involved in endeavors significant to the Corporation's success with an inducement to acquire ownership interests in the Corporation, thus enabling the Corporation to attract and retain the services of outstanding individuals upon whose judgment, interest and special effort the successful conduct of its operations largely depend. These incentives are provided through the grant of stock options, stock appreciation rights, and restricted stock.

Plan Administration

        The Plan Committee.    The Plan provides for grants of awards to such employees and non-employee directors of, and such other persons who provide services to, the Corporation as the committee appointed by the Corporation's Board of Directors may select from time to time. The Plan will be administered by the committee. The composition of the committee is intended to satisfy the provisions of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Exchange Act, with respect to grants of awards to persons subject to these laws. The committee will be authorized, among other things, to construe, interpret and implement the provisions of the Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Plan provides, subject to certain limitations, for indemnification by the Corporation of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. All awards granted under the Plan will be evidenced by a written agreement between the Corporation and the participant specifying the terms and conditions of the award, consistent with the requirements of the Plan. The Committee will interpret the Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Plan or any award.

        Limitations on Awards.    The Plan currently permits the issuance of awards reflecting an aggregate of 300,000 shares of the common stock of the Corporation. The amendment increased this number to 900,000 shares. Such shares shall be authorized but unissued shares of common stock. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Plan. During any calendar year, awards to a single participant will not exceed 200,000 shares subject to restricted stock awards, as increased by the amendment and 100,000 shares subject to stock options or appreciation rights.

        Adjustments to Awards.    If the committee determines that any dividend or other distribution, or stock split, subdivision, consolidation, combination, reclassification or recapitalization other similar corporate transaction or event affects the common stock such that an adjustment would be appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the committee will make such equitable changes or adjustments as it deems necessary to the number and kind of shares of common stock or other property which may thereafter be issued in connection with awards, the limits on individual awards, the number and kind of shares of common stock subject to each outstanding award, and the exercise price of each award.

        Amendment or Termination of the Plan.    The Board may amend or terminate the Plan at any time; provided, however, that stockholder approval will be required for any amendment for which stockholder approval is required and for any amendment which increases the number of shares subject to awards, materially modifies the requirements for eligibility for awards, or extends the term of the Plan, and no such action may, without the consent of the participant, adversely affect the participant's rights and obligations under any outstanding award. It is expected that the number of participants in the Plan will vary over the term of the Plan.

Awards Under the Plan

        Eligibility.    Awards may be granted to employees, directors and consultants of the Corporation or any present or future subsidiary of the Corporation. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Corporation or any subsidiary corporation of the Corporation.

        Stock Option Awards.    The committee may grant nonstatutory stock options, incentive stock options within the meaning of Code Section 422, or any combination of these. The committee will determine each option's expiration date and purchase price per share payable upon the exercise of such option, which will not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary corporation of the Corporation (a "ten percent shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The maximum term of any option granted under the Plan is ten years, provided that an incentive stock option granted to a ten percent shareholder must have a term not exceeding five years. Unless otherwise permitted by the committee, an option generally will remain exercisable for thirty days following the participant's termination of service, provided that if service terminates as a result of the participant's death, the option generally will remain exercisable for six months and if service terminates as a result of the participant's death, the option will remain exercisable for three months, but in any event the option must be exercised no later than its expiration date.

        Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

        The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by means of a cashless exercise; by tender to the Corporation of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the committee; or by any combination of these. Nevertheless, the committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Corporation, through the participant's surrender of a portion of the option shares to the Corporation.

        Stock Appreciation Right Awards.    Stock appreciation rights awarded pursuant to the Plan will become exercisable at such times and upon such conditions as the committee may determine. The committee will determine the expiration date and exercise price of such stock appreciation right, which will not be less than the fair market value of a share of common stock on the date of grant.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee's discretion, it may make payment of this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. The payment will be made in a lump sum. The maximum term of any stock appreciation right granted under the Plan is ten years.

        Stock appreciation rights generally are nontransferable by the participant other than by will or by the laws of descent and distribution, and generally are exercisable during the participant's lifetime only by the participant. Other terms of stock appreciation rights generally are similar to the terms of comparable stock options.

        Restricted Stock Awards.    Shares of restricted stock awarded pursuant to the Plan will become vested at such times as the committee may determine. The committee will determine whether such shares of restricted stock will be issued at the beginning of the restriction period, in which cash the participant will be eligible to receive any dividends paid on such shares and the participant will be entitled to vote such shares during the restriction period, or at the end of the restriction period.

Other Features of the Plan

        Approved Transactions.    The Plan provides that an "Approved Transaction" occurs upon (a) the acquisition by any person, entity or group (other than the Corporation and its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries), through one transaction or a series of transactions during a 24-month period, of more than 40% of the combined voting power of the then outstanding voting securities of the any subsidiary of the Corporation; (b)) the sale, exchange or other disposition of all or substantially all of the assets of any subsidiary of Corporation or any division of the Corporation or a subsidiary; (c) the merger or consolidation of the Corporation with one or more other corporations; (d) the sale or other disposition of all or substantially all of the assets of the Corporation pursuant to a plan of liquidation of the Corporation; (e) the exchange by the holders of more than 50% of the outstanding shares of common stock of the Corporation for securities issued by another entity; (f)) the acquisition by any person, entity or group (other than the Corporation and its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries), through one transaction or a series of transactions during a 24-month period, of more than 40% of the combined voting power of the then outstanding voting securities of the Corporation; or (g) a change in the majority of the members of the Board other than by voluntary resignation, retirement or death during a 24 month period.

        In the event of an Approved Transaction, with respect to any participant whose employment or service is affected by the approved transaction, as determined under the Plan, all stock options and stock appreciation rights held by such participant will become exercisable, and the restriction period will lapse with respect to all restricted stock.

        If an Approved Transaction occurs, the committee may direct, without the consent of any participant, that the surviving, continuing, successor or purchasing entity or its parent either will assume all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. If any option or stock appreciation right is not to be assumed or substituted for as provided in the preceding sentence, and is not to be canceled as provided in the following paragraph, in connection with an Approved Transaction, the committee, in its sole discretion, may give written notice to the participant establishing a date by which such option or stock appreciation right must be exercised (to the extent vested) prior to the consummation of the Approved Transaction. Any such option or stock appreciation right that is not exercised by the date specified in such notice shall terminate upon the consummation of the Approved Transaction.

        If an Approved Transaction occurs, the Plan also authorizes the committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon such Approved Transaction in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the fair market value per share over the exercise price per share of such award multiplied by the number of shares underlying such award, with such payment to be made in cash, in shares of stock of the corporation or other entity which is a party to the approved transaction, or any other property which has a fair market value equal to the payment due the participant.

Certain Federal Income Tax Consequences

        The following discussion is a brief summary of certain U.S. federal income tax consequences under current federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Non-Qualified Stock Options.    A participant will not recognize any taxable income upon the grant of a non-qualified stock option. The Corporation will not be entitled to a tax deduction with respect to the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the excess of the fair market value of common stock on the exercise date over the option exercise price will be taxable as compensation income to the participant and will be subject to applicable withholding taxes. The Corporation will generally be entitled to a tax deduction at such time in the amount of such compensation income. The participant's tax basis for common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of such compensation income and the exercise price. In the event of a sale, exchange or other distribution of common stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will constitute a capital gain or loss.

        Incentive Stock Options.    A participant will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Corporation will not be entitled to a tax deduction with respect to such grant or exercise. The exercise of an incentive stock option may, however, give rise to taxable compensation income, and a tax deduction to the Corporation, if the incentive stock option is not exercised on a timely basis (generally, while the participant is employed by the Corporation or within 90 days after termination of employment) or if the participant subsequently engages in a "disqualifying disposition" as described below. A sale or exchange by a participant of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such participant and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the participant. If such sale or exchange takes place within two years after the date of the grant of the incentive stock option or within one year from the date of the issuance of the incentive stock option shares to the participant, such sale or exchange generally will constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares will be ordinary income to the participant and the Corporation will generally be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will constitute a capital gain or loss and will not result in any deduction by the Corporation. The amount by which the fair market value of the common stock on the exercise date of any incentive stock option exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Code Section 55.

        Transferred Options: Estate and Gift Taxes.    If incentive stock options or non-qualified stock options are held until death, federal and, if applicable, state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death.

        Restricted Stock.    A participant generally will not realize taxable income and the Corporation will not be entitled to a deduction upon the grant of restricted stock. At the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code) or become transferable, the participant will realize taxable ordinary income in an amount equal to the fair market value of such number of shares which have become nonforfeitable or transferable. However, a participant may make an income recognition election under Code Section 83(b) (an "83(b) Election"), within 30 days of the grant of restricted shares, to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to their fair market value at the time of the award, determined without regard to the restrictions. In that event, the Corporation will be entitled to a deduction in such year in the same amount, provided that the Corporation complies with applicable income tax reporting requirements, and any gain or loss realized by the participant upon the subsequent disposition of the shares will be capital gain or loss and will not result in any further deduction to the Corporation. Any dividends with respect to the restricted shares that are paid or made available to a participant who has not made an 83(b) Election while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the participant and deductible by the Corporation when paid. If an 83(b) Election has been made with respect to the restricted shares, the dividends represent ordinary dividend income to the participant and are not deductible by the Corporation. If the participant makes an 83(b) Election and subsequently forfeits the shares, the participant is not entitled to a deduction as a consequence of such forfeiture, and the Corporation must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

        Stock Appreciation Rights.    There will be no federal income tax consequences to either the participant or the Corporation on the grant of a stock appreciation right, or during the period that such a right remains outstanding. Upon exercise of such a right, the cash, common stock or other property received by the participant is taxable to the participant as ordinary income and the Corporation will be entitled to a corresponding deduction, provided it complies with applicable income tax reporting requirements. Upon the sale of any common stock acquired by exercise of a stock appreciation right, the participant will realize long-term or short-term gain or loss, depending upon the holding period of such shares.

        Tax Consequences of Vesting Upon an Approved Transaction.    The accelerated vesting of awards under the Plan in connection with an approved transaction could cause award holders to be subject to the federal excise tax on "excess parachute payments" and cause a corresponding loss of deduction on the part of the Corporation.

        Code Section 409A.    Congress enacted Section 409A of the Code under the American Jobs Creation Act of 2004. Under Code Section 409A, amounts deferred under a "nonqualified deferred compensation plan" are included in income when deferred, or when the amount is no longer subject to a substantial risk of forfeiture, if later, unless the plan complies with certain requirements imposed under Code Section 409A, including requirements related to the timing of elections and distributions. If a plan fails to comply with the requirements of Code Section 409A, then all deferred amounts are included in the individual's taxable income, and the individual is subject to an additional tax equal to 20% plus interest at the IRS underpayment rate plus 1% from the time the amount first was deferred or no longer was subject to a substantial risk of forfeiture, if later, to the time the amount is included in income. While the IRS has provided exceptions for some equity-based arrangements, other types of equity-based arrangements are considered nonqualified deferred compensation subject to Code Section 409A. Under Code Section 409A, exceptions from the application of Code Section 409A include transfers of restricted stock, stock options granted at fair market value (including nonstatutory stock options and incentive stock options), and stock appreciation rights (if the stock appreciation right is granted at the fair market value of the underlying shares of stock). The Plan is intended to be administered in a manner consistent with the requirements for exemption of the awards from Section 409A. However, notwithstanding the foregoing, neither the Corporation nor the committee will have any liability to any person in the event Code Section 409A applies to any award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.

        Benefits under the Plan will depend on number of factors, including the fair market value of common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by the participants receiving grants under the Plan.

        The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to approve the amendment to the 2007 Stock Incentive Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL THREE TO APPROVE THE AMENDMENT TO THE COMPANY'S 2007 STOCK INCENTIVE PLAN. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED "FOR" THE AMENDMENT.

 PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC (EKS&H) to act as auditors for the fiscal year ending December 31, 2010. EKS&H has served as the independent registered public accounting firm for the Company since 2006. A representative of EKS&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

        At the Annual Meeting, the shareholders will be asked to ratify the selection of EKS&H as the Company's independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company's independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company's independent auditors.

        The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of EKS&H. The directors of the Company unanimously recommend a vote "FOR" the ratification of EKS&H as the Company's independent registered public accounting firm for 2009. Unless otherwise instructed, proxies will be voted "FOR" ratification of the appointment of EKS&H.

        The following table shows the fees paid by the Company for the audit and other services provided by EKS&H for 2009 and 2008.

	2009	2008
Audit Fees(1)	$215,870	$210,335
Audit-Related Fees(2)	31,533	46,896
Tax Fees(3)	61,420	88,503

Total	$308,823	$345,734

(1)
Audit fees include amounts related to professional services provided in connection with the audits of the Company's annual financial statements, reviews of the Company's quarterly financial statements and audit services provided in connection with other regulatory filings,

(2)
Audit-related fees consist of benefit plan audits.

(3)
Tax fees principally include fees for tax compliance and tax consulting.

        The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee's approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman, but the decision is subsequently reported to the full Audit Committee.

        The Audit Committee has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants' independence and has determined that those services have not adversely affected EKS&H's independence.

        The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company's independent public accounting firm for 2010.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED "FOR" THE RATIFICATION.

 OTHER MATTERS

        Our management does not know of any other matters to come before the 2010 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS
FOR THE 2011 ANNUAL MEETING

Proposals for the Company's Proxy Material

        Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company's 2011 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary, no later than November 24, 2010, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2011 Annual Meeting of Shareholders.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company's Proxy Material

        For any shareholder proposal to be presented in connection with the 2011 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

        Based upon a meeting date of May 12, 2011 for the 2011 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2011 Annual Meeting of Shareholders should give written notice to the Company's Secretary not later than March 13, 2011 and not earlier than February 11, 2011.

        The specific requirements of these advance notice and eligibility provisions are set forth in Article II of the Company's Bylaws, a copy of which is available upon request.

        Such requests and any shareholder proposals should be sent to the Secretary of the Company at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112.

BY ORDER OF THE BOARD OF DIRECTORS

SUSAN M. CHIARMONTE Secretary

March 19, 2010

Appendix A

Section 9.2 of the Company's Amended and Restated Articles of Incorporation will be amended and restated to read as follows:

        9.2    Election of Directors.    Except as provided in the Company's Bylaws with respect to the election of a Director to fill a vacancy in the Board of Directors, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any shareholder meeting held for the election of directors at which a quorum is present, or an adjournment thereof; provided, however, that if as of the date that is ten days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission with respect to a shareholder meeting the number of nominees for election as a Director is greater than the number of directors to be elected, then the Directors shall be elected at the meeting by the vote of a plurality of the shares represented in person or by proxy at that meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means the number of shares voted "for" a Director exceeds the number of votes cast "against" the Director. Broker non-votes and abstentions will not be considered votes cast at the shareholder meeting and will be excluded in determining the number of votes cast at the shareholder meeting. Each Director shall hold office for the term for which he is elected and until his successor has been elected and qualified.

A-1

Appendix B

AMENDMENT NO. 1
TO THE
ALLIED MOTION TECHNOLOGIES INC.
2007 STOCK INCENTIVE PLAN

        THIS AMENDMENT is made by Allied Motion Technologies Inc., a Colorado corporation (the "Corporation").

        WHEREAS, the Corporation entered into and executed the Allied Motion Technologies Inc. 2007 Stock Incentive Plan (the "Plan"); and

        WHEREAS, Section 9.1 of the Plan provides that "The Board may at any time terminate, and from time-to-time may amend or modify, the Plan..."; and

        WHEREAS, the Corporation desires to amend the Plan.

        NOW THEREFORE, the Corporation hereby amends the Plan as follows:

        1.     The first sentence of Section 4.1 hereby is amended to read as follows (underlined language added or changed):

        900,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan.

        2.     Section 4.1(c) hereby is amended to read as follows (underlined language added or changed):

  (c)
  The maximum number of Shares of Stock that may be covered by Awards granted to any one Eligible Participant during any calendar year shall be 200,000 Shares for Restricted Stock Awards plus 100,000 Shares for Option and SAR Awards.

        3.     Except as provided above, the Corporation hereby reaffirms and readopts each and every other provision of the Plan, to the extent not inconsistent with this amendment.

        4 The effective date of this amendment shall be January 1, 2010, and this amendment shall apply to all currently outstanding stock award agreements and all future stock awards granted under the Plan.

        IN WITNESS WHEREOF, the undersigned officer of the Corporation, having been duly authorized by the Board of Directors of the Corporation, has signed this amendment effective as of the date set forth above.

ALLIED MOTION TECHNOLOGIES INC.
By:	/s/ SUSAN M. CHIARMONTE
Title:	Vice President, Secretary and Treasurer

B-1

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Ste. 150
Englewood, CO 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Delwin D. Hock and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Allied Motion Technologies Inc. (the "Company") to be held on May 13, 2010, and at all adjournments thereof, with respect to the following:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF
ALLIED MOTION TECHNOLOGIES INC.
MAY 13, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED AND
"FOR" ALL OTHER PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1.	To elect seven directors to hold office until the next Annual Meeting of shareholders.
NOMINEES: D. D. Hock, G.D. Hubbard, G. J. Pilmanis, M.M. Robert, S.R. Heath, Jr. R.D. Smith, R.S. Warzala
	☐	FOR ALL NOMINEES
	☐	WITHHOLD AUTHORITY for all nominees
	☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

Item 2.	APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
	☐	FOR	☐	AGAINST	☐	ABSTAIN

Item 3.	APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2007 STOCK INCENTIVE PLAN
	☐	FOR	☐	AGAINST	☐	ABSTAIN

Item 4.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2010
	☐	FOR	☐	AGAINST	☐	ABSTAIN

         This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and FOR the approval of Items 2 and 3 and FOR ratification in Item 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:    Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.